UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

EATON CORPORATION plc
(Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton House,	30 Pembroke Road,	Dublin 4,	Ireland	D04 Y0C2
(Address of principal executive offices)				(Zip Code)

+353	1637 2900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares ($0.01 par value)	ETN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 21, 2020, the Compensation and Organization Committee of the Board of Directors took action to reduce the second quarter base salary of all officers, including each of the Named Executive Officers.  The reductions will have retroactive effect to April 1, 2020 and range from approximately 25% for certain NEOs to approximately 50% for Craig Arnold, Chairman and Chief Executive Officer.

On April 22, 2020, the Board of Directors took action to reduce the second quarter cash retainer for all non-employee directors by 50% to $18,750. The Board directed that the unpaid portion of the second quarter retainer be designated to assist Eaton employees in a manner to be determined by management.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)(b) At the Annual General Meeting of Shareholders of the Company held on April 22, 2020, the items listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in the Company’s Proxy Statement for the 2020 Annual General Meeting of Shareholders. Each of the items was approved by the shareholders. The voting results for each proposal are set forth below.

Item 1 - Electing the twelve director nominees named in the proxy statement.

Each of the following individuals was elected as a director, based on the voting results shown below, to serve until the 2021 Annual General Meeting of Shareholders or until his or her successor is duly elected and qualified:

Director	For	Against	Abstain	Broker Non-Votes
Craig Arnold	293,183,644	25,298,592	1,963,697	40,072,790
Christopher M. Connor	305,460,334	14,025,056	960,543	40,072,790
Michael J. Critelli	305,849,005	13,619,874	977,054	40,072,790
Richard H. Fearon	280,374,259	39,116,316	955,358	40,072,790
Olivier Leonetti	317,503,116	1,956,545	986,272	40,072,790
Deborah L. McCoy	308,202,022	11,331,750	912,161	40,072,790
Silvio Napoli	315,726,363	3,715,424	1,004,146	40,072,790
Gregory R. Page	301,811,759	17,604,542	1,029,632	40,072,790
Sandra Pianalto	316,201,071	3,340,356	904,506	40,072,790
Lori J. Ryerkerk	317,549,571	1,931,383	964,979	40,072,790
Gerald B. Smith	317,251,848	2,143,104	1,050,981	40,072,790
Dorothy C. Thompson	313,592,477	2,811,614	4,041,842	40,072,790

Item 2 - Approving a proposed 2020 Stock Plan.

For	Against	Abstain	Broker Non-Votes
300,272,185	18,824,228	1,349,520	40,072,790

Item 3 - Appointment of Ernst & Young LLP as independent auditor for 2020 and authorizing the Audit Committee of the Board of Directors to set its remuneration.

For	Against	Abstain
342,035,738	17,610,811	872,174

Item 4 - Advisory approval of the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
298,606,085	19,899,178	1,940,670	40,072,790

Item 5 - Grant of Board authority to issue shares under Irish law.

For	Against	Abstain
348,746,954	10,215,447	1,556,322

Item 6 - Grant of Board authority to opt-out of pre-emption rights under Irish law.

For	Against	Abstain
350,999,207	6,804,199	2,715,317

Item 7 - Authorization to the Company and or any subsidiary of the Company to make overseas market purchases of Company shares.

For	Against	Abstain
348,520,474	9,635,143	2,363,106

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation plc

Date:	April 23, 2020	By:	/s/ Nigel Crawford
Nigel Crawford
Vice President and Secretary